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                                                                     EXHIBIT 5.1


                               November 26, 1996


Source Media, Inc.
8140 Walnut Hill Lane, Suite 1000
Dallas, Texas 75231

Dear Sirs:

         We have acted as counsel for Source Media, Inc., a Delaware corporation ("Source"), in connection with the preparation of Source's Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering under the Securities Act 1,428,955 shares (the "Shares") of common stock of Source, par value $.001 per share ("Source Common Stock"). The Shares may be issued from time to time by Source in exchange for the exchangeable shares, no par value per share (the "Exchangeable Shares"), of Cableshare Inc., an Ontario corporation ("Cableshare"). The Exchangeable Shares will be issued by Cableshare in connection with a Plan of Arrangement involving Cableshare and its stockholders (the "Arrangement"). The Shares will be issued by Source in accordance with the terms and subject to the conditions set forth in the Arrangement Agreement dated November 13, 1996 between Source and Cableshare (the "Agreement").

         In connection with the foregoing we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the Agreement and such corporate records of Source, certificates of public officials and of officers of Source, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of Source, where we deemed such reliance appropriate under the circumstances.

         Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that the Shares to be issued by Source in exchange for the Exchangeable Shares in accordance with the Agreement have been duly authorized by the Company and when
(i) the Registration Statement has become effective under the Securities Act,
(ii) state securities laws have been fully complied with and (iii) the Shares are issued and delivered pursuant to the Agreement as described in the Prospectus forming a part of the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         The opinions expressed above are limited by and subject to the following qualifications:

         (a) We are members of the Bar of the State of Texas only and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United
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Source Media, Inc.
November 26, 1996
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States.  Insofar as the opinions expressed herein relate to matters governed by
Delaware law, we have relied solely upon a reading of the applicable statutes and the corporate records of the Company with respect to the opinions given herein.

         (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Source Common Shares" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                        Respectfully submitted,

                                        THOMPSON & KNIGHT,
                                        A Professional Corporation


                                        By: /s/ Michael L. Bengtson
                                            -----------------------------------
                                            Michael L. Bengtson, Attorney

GCL